UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified  in its charter)

ARKANSAS	71-0407808
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

________________________
501 MAIN STREET
PINE BLUFF, ARKANSAS  71601 (870) 541-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________

GEORGE A. MAKRIS, JR., CHAIRMAN OF THE BOARD
SIMMONS FIRST NATIONAL CORPORATION
501 MAIN STREET
PINE BLUFF, ARKANSAS  71601 (870) 541-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________

Copies of Communications to:
PATRICK A. BURROW
QUATTLEBAUM, GROOMS, TULL & BURROW, PLLC
111 CENTER STREET, SUITE 1900
LITTLE ROCK, AR 72201
(501) 379-1700
_____________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this form is a post-effective amendment to a registration  statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated  filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering price per Share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value (3)
Preferred Stock, $0.01 par value (3)
Warrants
Rights
Total			$ 200,000,000.00	$25,760.00

(1)	Information as to each class of security has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(2)
Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.  Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $200,000,000.  Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(3)
Such indeterminate principal amount of  preferred stock or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) without separate consideration upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder, or as shall be issuable pursuant to anti-dilution provisions.

___________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated March 4, 2014

SIMMONS FIRST NATIONAL CORPORATION
_____________

Class A Common Stock
Preferred Stock
Warrants
Rights
_____________

This prospectus relates to the potential sale from time to time of shares of our common stock, shares of our preferred stock, warrants for the purchase of our common or preferred stock or rights for the purchase of our common or preferred stock. We may offer these securities from time to time directly or through underwriters, brokers, dealers or agents in one or more public transitions at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. We may offer to sell, from time to time, shares of common stock, shares of preferred stock, warrants and rights for an aggregate initial offering price of up to $200,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The preferred stock, warrants and rights may be convertible into or exercisable or exchangeable for equity or debt securities of the Company.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

If securities are sold through underwriters, brokers, dealers or agents, we will be responsible for any related commissions.  We will receive cash proceeds, less any commissions or underwriting discounts, for the securities sold pursuant to this prospectus. The registration of the securities does not necessarily mean that any of the securities will be sold.

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 3 of this prospectus,  as well as in supplements to this prospectus.

The shares of our common stock, shares of our preferred stock the warrants or rights are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock, preferred stock, warrants or rights or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is
March 4, 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
ABOUT SIMMONS FIRST NATIONAL CORPORATION	3
Recent Acquisition	4
DESCRIPTION OF CAPITAL STOCK AND SECURITIES	5
Simmons First National Corporation Capital Stock	5
Common Stock	5
Preferred Stock	7
Warrants	8
Rights	9
USE OF PROCEEDS	11
RATIOS OF EARNINGS TO FIXED CHARGES	11
PLAN OF DISTRIBUTION	11
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process for the delayed offering  and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. Additionally, under the shelf process, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering. Any such prospectus supplement will be attached to this prospectus.  Such prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by SEC rules and regulations.  Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete.  You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus or any prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Simmons,” the “Company,” “we,” “us,” “our” or similar references mean Simmons First National Corporation.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

We are a financial holding company headquartered in Pine Bluff, Arkansas.  We currently own and operate seven community banks which conduct their business in Arkansas, Missouri and Kansas.  We also own and operate a trust company and a registered broker-dealer subsidiary.  Our subsidiaries provide complete banking services to businesses and individuals throughout the market areas they serve.  As of September 30, 2013, we had consolidated assets of $3.44 billion, consolidated loans of $1.93 billion, consolidated deposits of $2.84 billion and total equity capital of $403 million.

We are registering shares of our common stock, shares of our preferred stock, warrants for the purchase of our preferred or common stock and rights for the purchase of our common or preferred stock which we may sell from time to time directly or indirectly through underwriters, brokers, dealers or agents. We will use the proceeds from any sales for general corporate purposes, including potential acquisitions.  We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered under this prospectus.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SFNC.”  Our principal executive offices are located at 501 Main Street, Pine Bluff, Arkansas  71601, and our telephone number is (870) 541-1000.

RISK FACTORS

An investment in our securities involves significant risks. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before making an investment decision, you should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement, under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, in our update to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus.  The risks set forth in those documents are not the only risks that are applicable to us. Our business operations, our financial results and the value of our securities may also be affected by other risks which we have not yet identified or which we currently deem to be immaterial. The prospectus supplement applicable to the securities being offered may contain a disclosure of additional risks applicable relating to an investment in Simmons and the securities we are offering under that prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement, including information included or incorporated by reference, may contain forward-looking statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Simmons to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking  statements include statements using the words such as “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “intend,” “seeks” or other similar words and expressions of the future.

These forward-looking statements involve  risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation:  the effects of future economic conditions,  governmental  monetary and fiscal policies,  as well as legislative  and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Simmons’ market area and elsewhere, including institutions operating regionally, nationally and internationally,  together with such competitors offering banking products and services by mail, telephone and the Internet; and, the failure of assumptions underlying the establishment of reserves for possible loan losses.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above, in our prospectus supplements, and in our reports filed with the SEC. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to Simmons are expressly qualified in their entirety by this section.

ABOUT SIMMONS FIRST NATIONAL CORPORATION

Simmons is a financial holding company registered under the Bank Holding Company Act of 1956. The Company’s financial holding company application was approved by the Board of Governors of the Federal Reserve System on March 13, 2000. Simmons is headquartered in Arkansas and owns seven community banks in Pine Bluff, Lake Village, Jonesboro, Searcy, Russellville, El Dorado and Hot Springs, Arkansas and conducts banking operations in Arkansas, Missouri and Kansas. As of September 30, 2013, the Company had consolidated total assets of $3.44 billion, consolidated loans of $1.93 billion, consolidated deposits of $2.84 billion and total equity capital of $403 million. On November 25, 2013, the Company consummated the acquisition of Metropolitan National Bank, Little Rock, Arkansas which significantly increased certain financial aspects of the Company. In the Company's Form 8-K, filed, January 23, 2014 accompanying its 2013 earnings release, the Company reported consolidated assets of $4.38 billion, consolidated loans of $2.40 billion, consolidated deposits of $3.70 billion and total equity capital of $404 million, as of December 31, 2013.

Simmons First National Bank (the “Bank”) is the Company’s lead bank.  The Bank is a national bank, which has been in operation since 1903. The Bank’s primary market area, with the exception of its nationally provided credit card product, is Central and Western Arkansas, Eastern Kansas and Central and Southern Missouri.  At December 31, 2013, the Bank had total assets of $3.17 billion, total loans of $1.65 billion and total deposits of $2.70 billion. During the fourth quarter of 2013, the Bank completed the merger of Simmons First Bank of Northwest Arkansas ("Simmons/Northwest") and Metropolitan National Bank (see Recent Acquisition below) into the Bank.  As of September 30, 2013 prior to the completion of the merger, Simmons/Northwest had total assets of $246 million, total loans of $140 million and total deposits of $200 million and Metropolitan National Bank had total assets of $973 million, total loans of $489 million and total deposits of $851 million.  Simmons First Trust Company N.A., a wholly owned subsidiary of the Bank, performs the trust and fiduciary business operations for the Bank as well as the Company.   Simmons First Investment Group, Inc., a wholly owned subsidiary of the Bank, is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers and performs the broker-dealer operations of the Bank.

Simmons First Bank of Northeast Arkansas (“Simmons/Northeast”) is a state bank, which was acquired in 1984. Simmons/Northeast’s primary market area is Northeast Arkansas.  At December 31, 2013, Simmons/Northeast had total assets of $348 million, total loans of $290 million and total deposits of $293 million.

Simmons First Bank of South Arkansas (“Simmons/South”) is a state bank, which was acquired in 1984. Simmons/South’s primary market area is Southeast Arkansas.  At December 31, 2013, Simmons/South had total assets of $199 million, total loans of $104 million and total deposits of $177 million.

Simmons First Bank of Russellville (“Simmons/Russellville”) is a state bank, which was acquired in 1997. Simmons/Russellville’s primary market area is Russellville, Arkansas. At December 31, 2013, Simmons/Russellville had total assets of $187 million, total loans of $96 million and total deposits of $149 million.

Simmons First Bank of Searcy (“Simmons/Searcy”) is a state bank, which was acquired in 1997. Simmons/Searcy’s primary market area is Searcy, Arkansas.  At December 31, 2013, Simmons/Searcy had total assets of $152 million, total loans of $98 million and total deposits of $116 million.

Simmons First Bank of El Dorado (“Simmons/El Dorado”) is a state bank, which was acquired in 1999. Simmons/El Dorado’s primary market area is South Central Arkansas.  At December 31, 2013, Simmons/El Dorado had total assets of $215 million, total loans of $81 million and total deposits of $184 million.

Simmons First Bank of Hot Springs (“Simmons/Hot Springs”) is a state bank, which was acquired in 2004. Simmons/Hot Springs’ primary market area is Hot Springs, Arkansas.  At December 31, 2013, Simmons/Hot Springs had total assets of $168 million, total loans of $76 million and total deposits of $132 million.

Simmons’ subsidiary banks provide complete banking services to individuals and businesses throughout the market areas they serve.  Services include consumer (credit card, student and other consumer), real estate (construction, single family residential and other commercial) and commercial (commercial, agriculture and financial institutions) loans, checking, savings and time deposits, trust and investment management services and securities and investment services.

Recent Acquisition

Simmons completed the acquisition of all of the outstanding stock of Metropolitan National Bank ("MNB") from Rogers Bancshares, Inc. ("RBI") on November 25, 2013 and immediately merged MNB into SFNB.   MNB was a national bank headquartered in Little Rock, Arkansas, which operated 45 branches in 15 communities in the State of Arkansas.  Due to the significant overlap of the MNB and SFNB service areas, SFNB has provided a preliminary notice of its intention to close 27 branches (16 former MNB branches and 11 SFNB branches) on March 21, 2014.  In this transaction, Simmons purchased all of the issued and outstanding shares of common stock of MNB free and clear of all liens, claims and encumbrances for $53.6 million and assumed no liabilities of RBI.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES

Simmons First National Corporation Capital Stock

The authorized capital stock of Simmons presently consists of 60,000,000 shares of Class A common stock and 40,040,000 shares of preferred stock.  As of December 31, 2013, 16,226,256 shares of our Class A common stock were issued and outstanding and approximately 99,780 shares were issuable upon exercise of outstanding stock options and approximately 403,185 shares were reserved for future issuance under our stock compensation plans. As of December 31, 2013, no shares of preferred stock were outstanding.  The description of our common stock set forth below is only a summary.  The full terms of our common stock are set forth in Exhibits 3.1, 3.2 and 4.1 to the registration statement, of which this prospectus is a part, and which are incorporated by reference herein.

The authorized but unissued shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation.   Under the Company’s Articles of Restatement of the Articles of Incorporation (the “Articles of Incorporation”), our Board of Directors  has the authority,  without  any further shareholder vote or action, to issue shares of preferred stock in one or more series and to fix, determine or amend the relative rights and preferences of any series so established, within the limitations  set forth by the Arkansas Business Corporation Act, relating to the powers, designations, rights, preferences and restrictions thereof, including  but not limited  to:

•	dividend rights
•	conversion rights;
•	voting rights;
•	redemption terms;
•	liquidation preferences; and
•	the number of shares constituting each series.

The existence of blank-check preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Within the limits described above, the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

The following is a summary of the general terms of the securities being registered in the registration statement of which this prospectus is a part.

Common Stock
Introduction
The following section describes the material features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Arkansas law.

General
The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors.  Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of legally available funds, subject to preferences that may be applicable to any outstanding series of preferred stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends
The holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available thereof. Our ability to pay dividends depends on the amount of dividends paid to us by our subsidiaries.  The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and financial holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice.  In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements.  State and federal laws also limit a bank’s ability to pay dividends.  Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over our common stock. The dividend rights of holders of our common stock could become subject to the dividend rights of holders of any outstanding preferred stock that we issue in the future.

Transfer Agent
The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Antitakeover Effects of Certain Provisions in our Articles of Incorporation
Our Articles of Incorporation contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Company.  Article ELEVENTH contains a restriction upon the ability of a stockholder owning more than 10% of the our common stock to acquire any additional shares except through a cash tender offer at a price not less than the highest closing price of our common stock during the most recent 24 months, unless such shareholder is excepted from the application of Article ELEVENTH by the Board of Directors prior to becoming a 10% shareholder.

Further, Article ELEVENTH requires the approval of shareholders owning at least 80% of our common stock for any acquisition of the Company by merger or consolidation or by asset acquisition unless approved by the affirmative vote of 80% of the directors who were in office prior to the proponent of the acquisition acquiring 10% or more of our common stock.

Article THIRTEENTH of the Articles of Incorporation requires the Board of Directors to consider the following matters in addition to any other matters required to be considered prior to making any recommendation concerning a proposed business combination  in which the Company will not be the surviving corporation:

•	the impact on the Company, its subsidiaries, shareholders and employees and the communities served by the Company;

•	the timeliness of the proposed transaction considering the business climate and strategic plans of the Company;

•	the existence of any legal defects or regulatory issues involved in the proposed transaction;

•	the possibility of non-consummation of the transaction due to lack of financing, regulatory issues or identified issues;

•	current market price of our common stock and its consolidated assets;

•	book value of our common stock;

•	the relationship of the offered price for our common stock to the Board’s opinion of the current value of the Company in a negotiated transaction;

•	the relationship of the offered price for our common stock to the Board’s opinion of the future value of the Company as an independent entity; and

•	such other criteria as the Board may determine is appropriate.

Article FOURTEENTH requires the affirmative vote of 80% of the shareholders to amend, repeal or modify any provision of the Articles of Incorporation unless such revision is approved by 80% of the directors who were in office prior to the proponent of any business combination  acquiring 10% or more of our common stock.

Finally, as noted above, our Board of Directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could make it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Within the limits described above, the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

Preferred Stock

Introduction
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock.  The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete.  The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws,  each of which is filed as an exhibit  to the registration statement of which this prospectus is a part, and to applicable Arkansas law.

General
Our Articles of Incorporation permit our Board of Directors to authorize the issuance of up to 40,040,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The Board of Directors can fix the number of shares to be included in each such series, and the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Therefore, without stockholder approval, our Board of Directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. None of our preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends  on shares of that series;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•
whether that series shall have conversion privileges,  and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

•
whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions  of such redemption, including  the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation,  and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Rank
Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in the prospectus supplement, as long as our Articles of Incorporation so permit.

Dividends
Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable designations when, as and if declared by our Board of Directors, from funds legally available for the payment of dividends.   The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement.  Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our Board of Directors.  Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Articles of Incorporation.

Conversion or Exchange Rights
The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible  into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company.

Redemption
We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise.  The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.  On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends.  These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security.  Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Transfer Agent
The transfer agent and registrar for our preferred stock will be Registrar and Transfer Company.

Warrants
General
We may issue warrants in one or more series to purchase common stock, preferred stock, or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;
•	the total number of warrants to be issued;
•	the consideration for which we will issue the warrants, including the applicable currency or currencies;
•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;
•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the procedures and conditions relating to the exercise of the warrants;
•	whether the warrants will be in registered or bearer form;
•	information with respect to book-entry registration and transfer procedures, if any;
•	the minimum or maximum amount of warrants which may be exercised at any one time;
•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;
•	a discussion of material United States federal income tax considerations;
•	the identity of the warrant agent; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Arkansas.

Rights

The following briefly summarizes the general provisions of rights to purchase shares of our preferred stock or additional shares of our common stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General
We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price
Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial services companies. The subscription price may or may not reflect the actual or long-term fair value of the common or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the right’s exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses
The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights
The prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of subscription rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, elect to extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination
We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers
Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained approval in form and substance reasonably satisfactory to us.

Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus for general corporate purposes and possible acquisitions, unless otherwise set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to combined fixed charges for the periods shown.  For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits.  We had no preferred shares outstanding and did not pay dividends on preferred shares for any of the periods shown.  Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the periods shown. Our consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2013, are as follows:

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges:
Including interest on deposits	3.41x	3.42x	2.70x	2.98x	1.90x
Excluding interest on deposits	7.25x	7.75x	6.88x	7.81x	5.30x

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:
• through underwriters or dealers;
• through agents; or
• directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

• the initial public offering price;
• the names of any underwriters, dealers or agents;
• the purchase price of the securities;
• the use of proceeds from the sale of the securities to us;
• any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
• any discounts or concessions allowed or re-allowed or repaid to dealers; and
• the securities exchanges on which the securities will be listed, if any.

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the Nasdaq Global Select Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the Nasdaq Global Select Market, subject to notice of issuance.

Each issue of a new series of preferred stock, warrants, or rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of preferred stock, warrants, or rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon by Quattlebaum, Grooms, Tull & Burrow PLLC.

EXPERTS

The consolidated financial statements of Simmons First National Corporation incorporated herein by reference have been so incorporated in reliance upon the reports of BKD, LLP, independent certified public accountants, given upon their authority as experts in auditing and accounting.  With respect to the unaudited financial information for the three month periods ended March 31, 2013 and 2012, the three and six month periods ended June 30, 2013 and 2012, and the three and nine month periods ended September 30, 2013 and 2012, incorporated herein by reference, the independent public accountants have applied limited procedures in accordance with professional standards for a review of such information.  However,  as stated in their separate reports included  in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2013, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on their reports on such information should be restricted.  The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by the accountants within the meaning of Section 7 and 11 of the 1933 Act.

WHERE YOU CAN FIND MORE INFORMATION

Simmons is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N E., Washington, DC 20549.  In addition, such reports, proxy statements and other information are available from the SEC’s web site (www.sec.gov).

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included.  For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement:

•
Annual Report on Form 10-K for the year ended December 31, 2012, filed March 12, 2013 (including  those portions of our Proxy Statement on Schedule 14A relating to our 2013 Annual Meeting of Stockholders, which was filed on April 16, 2013, incorporated by reference therein); and

•	Quarterly Reports on Form 10-Q filed on May 10 2013, August 9, 2013 and November 12, 2013

•
Current Reports on Form 8-K filed on each of January 7, 24 and 31, 2013, February 21, 2013, on each of April 18 and 19, 2013, on each of May 7 and 30, 2013, on each of July 18 and 22, 2013, on August 29, 2013 on each of September 4, 10, 12 and 17, 2013,on October 17, 2013, on each of November 26 and 27, 2013 on each of January 3 and 23, 2014 and on each of February 7 and 28, 2014.

In addition, all documents and reports filed by Simmons subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities remaining unsold, shall be deemed to be incorporated by reference in this prospectus and be a part hereof from the date of filing of such documents or reports.  Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

A copy of any of the documents referred to above will be furnished, without charge, by writing to Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansas 71601, Attention: Marty D. Casteel, Secretary of the Board of Directors. In addition, we maintain a corporate website, www.simmonsfirst.com.  We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus and any prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant.  Such expenses, other than the SEC registration fee, are estimated to be as follows:

Securities and Exchange Commission Registration Fee		$22,760
Fees and expenses of accountants		*
Fees and expenses of counsel		*
Stock exchange listing fees		*
Printing expenses		*
Transfer agent fees		*
Miscellaneous		*
Total	$
________
* The amount of these fees and expenses is not currently determinable.

Item 15.  Indemnification of Directors and Officers

Section 4-27-850 of the Arkansas Business Corporation Act of 1987 (the “Act”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employee or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative  action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually  and reasonably incurred  by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification  shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication  of liability.

Section 4-27-850 of the Act provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him.

Section 4-27-850 of the Act provides that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation  as authorized in this section.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 4-27-850 of the Act also affords a corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

The Company’s Articles of Incorporation and By-Laws provide for indemnification for directors, officers and employees to the fullest extent legally permissible under the Act. Our Board of Directors has the authority  to advance expenses to directors or officers if they become parties to law suits due to the fact that such persons is, or was, a director or officer of the Company.  In addition, the Company maintains a directors’ and officers’ liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or personas controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed  that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit No.	Description of Exhibits
3.1
Articles of Restatement of the Articles of Incorporation of Simmons First National Corporation (incorporated by reference to Exhibit 3.1 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2009 (File No. 6253)).

3.2
Amended By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2013 (File No. 6253)).

4.1*	Form of Common Stock Certificate.
4.2*	Form of Preferred Stock Certificate.
4.3*	Form of Warrant
4.4*	Form of Rights Agreement
5	Opinion of Quattlebaum, Grooms, Tull & Burrow PLLC regarding legality of securities.
12.1	Computation of Ratios of Earnings to Fixed Changes.
15.1	Awareness Letter of BKD, LLP.
23.1	Consent of Quattlebaum, Grooms, Tull & Burrow PLLC (contained in its opinion filed as Exhibit 5).
23.2	Consent of BKD, LLP.
24	Power of Attorney (included on signature page to the Registration Statement).
__________
* To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17.   Undertakings

The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration  statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration  statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter,  such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering  of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration  statement or prospectus that is part of the registration statement or made in a document incorporated  or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective  date, supersede or modify  any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information  about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.         That, for purposes of determining any liability under the Security Act of 1933, each filing of registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.         That in the case of warrants or rights offerings offered to existing security holders in which any warrants or rights not taken by existing security holders will be offered to the public:

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

8.         That:

(i)            For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 434(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration  statement as of the time it was declared effective; and

(ii)            For the purposes of determining any liability under the Securities Act of 1933, each post-effective  amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction  the question whether such indemnification  by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on March 4, 2014.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on March 4, 2014.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
George A. Makris, Jr. Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert A. Fehlman and Marty D. Casteel, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his  name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 4, 2014.

Signature	Title

/s/ George A. Makris, Jr.	Chief Executive Officer and
George A. Makris, Jr.	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Robert A. Fehlman Robert A. Fehlman	Senior Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ David L. Bartlett	President, Chief Banking Officer and
David L. Bartlett	Director

/s/ David W. Garner	Executive Vice President, Controller &
David W. Garner	Chief Accounting Officer

/s/ William E. Clark, II	Director
William E. Clark, II

/s/ Steven A. Cossé	Director
Steven A. Cossé

/s/ Edward Drilling	Director
Edward Drilling

/s/ Sharon Gaber	Director
Sharon Gaber

/s/ Eugene Hunt	Director
Eugene Hunt

/s/ W. Scott McGeorge	Director
W. Scott McGeorge

/s/ Dr. Harry L. Ryburn	Director
Dr. Harry L. Ryburn

/s/ Robert L. Shoptaw	Director
Robert L. Shoptaw

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
3.1
Articles of Restatement of the Articles of Incorporation of Simmons First National Corporation (incorporated by reference to Exhibit 3.1 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2009 (File No. 6253)).

3.2
Amended By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2013 (File No. 6253)).

4.1*	Form of Common Stock Certificate.

4.2*	Form of Preferred Stock Certificate.

4.3*	Form of Warrant

4.4*	Form of Rights Agreement

5	Opinion of Quattlebaum, Grooms, Tull & Burrow PLLC regarding legality of securities.

12.1	Computation of Ratios of Earnings to Fixed Changes.

15.1	Awareness Letter of BKD, LLP.

23.1	Consent of Quattlebaum, Grooms, Tull & Burrow PLLC (contained in its opinion filed as Exhibit 5).

23.2	Consent of BKD, LLP.

24	Power of Attorney (included on signature page to the Registration Statement).
__________
* To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.